Exhibit 99.2

FORM NOTICE OF GUARANTEED DELIVERY

FOR

ENERGYSOLUTIONS, INC.

OFFER TO EXCHANGE ANY AND ALL OUTSTANDING 10.75% SENIOR NOTES DUE 2018, ISSUED ON AUGUST 13, 2010, FOR AN EQUAL PRINCIPAL AMOUNT OF ITS 10.75% SENIOR NOTES DUE 2018, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO THE PROSPECTUS DATED             , 2011

(Not to be used for signature guarantees)

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON , 2011, UNLESS EXTENDED.

This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer made by EnergySolutions, Inc., a Delaware corporation (the “Company”), pursuant to the Prospectus dated             , 2011 (as the same may be amended, supplemented or modified from time to time, the “Prospectus”), if the procedures for delivery by book-entry transfer, as set forth in the Prospectus, cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mailed to the Exchange Agent (as defined below). See “The Exchange Offer—Terms of the Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus.

In addition, in order to utilize the guaranteed delivery procedure to tender the outstanding 10.75% Senior Notes due 2018 (the “Old Notes”) pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) relating to the tender for exchange of Old Notes (the “Letter of Transmittal”) must also be received by Wells Fargo Bank, National Association, as exchange agent (the “Exchange Agent”) prior to 5:00 P.M., New York City time, on the Expiration Date. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

The Exchange Agent for the Exchange Offer is:

Wells Fargo Bank, National Association

By Mail, Hand or Overnight Delivery:

Wells Fargo Bank, National Association

201 Main Street, Suite 301

Forth Worth, TX 76102

Attn: Mr. John C. Stohlmann

By Facsimile: (817) 885-8650	For Information or Confirmation by Telephone: (817) 334-7065

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN THE LETTER OF TRANSMITTAL) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE GUARANTEE BELOW MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, in accordance with the terms and subject to the conditions set forth in the Company’s Prospectus dated              , 2011 (the “Prospectus”), and in the related Letter of Transmittal (which, together with the Prospectus, as each may be amended, supplemented or modified from time to time, collectively constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below, pursuant to the guaranteed delivery procedures described under the heading “The Exchange Offer—Terms of the Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus.

(Please type or print)

Account Number(s) at Book-Entry Transfer Facility:____________________________________________________________

Aggregate Principal Amount Represented:____________________________________________________________________

Name(s) of Record Holder(s):______________________________________________________________________________

Address(es):____________________________________________________________________________________________

Daytime Area Code and Tel. No.:___________________________________________________________________________

Signature(s):____________________________________________________________________________________________

______________________________________________________________________________________________________

Dated:_________________________________________________________________________________________________

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized medallion program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (“STAMP”), the Stock Exchange Medallion Program (“SEMP”) and the New York Stock Exchange Medallion Signature Program (“MSP”), or any other “eligible guarantor institution” as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that timely confirmation of the book-entry transfer of such Old Notes into the Exchange Agent’s account at the Depository Trust Company (“DTC”) pursuant to the procedures set forth under the heading “The Exchange Offer—Terms of the Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus, together with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

The eligible guarantor institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal to the Exchange Agent within the time period indicated herein. Failure to do so may result in financial loss to such eligible guarantor institution.

Name of Firm:

______________________________________________________________________________________________________

______________________________________________________________________________________________________
Authorized Signature

Name:

______________________________________________________________________________________________________
(Please Print or Type)

Title:_________________________________________________________________________________________________

Address:______________________________________________________________________________________________
Zip Code

Area Code and Tel No.:__________________________________________________________________________________

Dated:________________________________________________________________________________________________

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. Delivery Of This Notice Of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to 5:00 P.M., New York City time, on the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the Holder(s) (as defined in the Letter of Transmittal) and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, it is recommended that the mailing be by registered or certified mail, properly insured, with return receipt requested, made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date. For a description of the guaranteed delivery procedure, see Instruction 1 of the Letter of Transmittal.

2. Signatures On This Notice Of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Old Notes, the signature must correspond with the name shown on the security position listing as the owner of the Old Notes.

If this Notice of Guaranteed Delivery is signed by a person other than a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the participant shown on the Book-Entry Transfer Facility’s security position listing.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing.

3. Requests For Assistance Or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at its address set forth on the front of this Notice of Guaranteed Delivery. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

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